AMENDMENT TO THE
                              HERITAGE MUTUAL FUNDS
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3


Heritage Cash Trust:
        Money Market Fund -- Class A, Class B and Class C shares
        Municipal Money Market Fund - Class A shares

Heritage Capital Appreciation Trust -- Class A, Class B and Class C shares

Heritage Income-Growth Trust -- Class A, Class B and Class C shares

Heritage Income Trust:
        High Yield Bond Fund -- Class A, Class B and Class C shares Intermediate Government Fund -- Class A, Class B and Class C shares

Heritage Series Trust:
        Small Cap Stock Fund -- Class A, Class B and Class C shares
        Value Equity Fund -- Class A, Class  B and Class C shares
        Growth Equity Fund -- Class A Class B and Class C shares
        Mid Cap Growth Fund - Class A, Class B and Class C shares
        Aggressive Growth Fund - Class A, Class B and Class C shares Information Technology Fund - Class A, Class B and Class C shares Eagle International Equity Portfolio -- Class A, Class B, Class C and
          Eagle Class shares





Dated:  January 2, 1998, as amended on _________, 1999